Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

March 31, 2019

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
March 31, 2019
(unaudited)

TABLE OF CONTENTS
Page
Press Release
First Quarter 2019 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	10

Consolidated Financial Statements
Consolidated Balance Sheets	11
Consolidated Statements of Income	12

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	13
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	14
Funds from Operations	15
Market Capitalization, Debt Ratios and Liquidity	16
Additional Disclosures	17

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	18
Leasing Activity	19
Retail Portfolio Lease Expiration Schedules	20

Property Data
Property Status Report	22
Property Acquisitions and Dispositions	25
Development, Redevelopment and Anchor Repositioning Projects	26

Debt Schedules
Debt Summary	28
Mortgage Debt Summary	29
Debt Maturity Schedule	30

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports First Quarter 2019 Results

NEW YORK, NY, May 1, 2019 - Urban Edge Properties (NYSE:UE) (the "Company") today announced its results for the quarter ended March 31, 2019.

Financial Results(1)(2)

•	Generated net income of $27.9 million, or $0.22 per diluted share.

•	Generated Funds from Operations applicable to diluted common shareholders ("FFO") of $36.5 million, or $0.29 per share, compared to $44.1 million, or $0.35 per share, for the first quarter of 2018.

•	Generated FFO as Adjusted of $37.1 million, or $0.29 per share, compared to $41.3 million, or $0.33 per share, for the first quarter of 2018.

•	FFO as Adjusted for the quarter excludes expenses related to executive transition and other income and expenses that are not representative of our ongoing core operating results.
Operating Results(1)

•
Reported a decline in same-property cash Net Operating Income ("NOI") including properties in redevelopment of 0.4% compared to the first quarter of 2018. Excluding the impact of tenant bankruptcies, same-property cash NOI including properties in redevelopment would have increased by 3.7%.

•
Reported a decline in same-property cash NOI excluding properties in redevelopment of 2.2% compared to the first quarter of 2018. Excluding the impact of tenant bankruptcies, same-property cash NOI excluding properties in redevelopment would have increased by 1.8%.

•	Reported same-property portfolio occupancy of 94.0%, an increase of 40 basis points compared to December 31, 2018 and a decrease of 270 basis points compared to March 31, 2018.

•	Reported consolidated portfolio occupancy of 93.4%, an increase of 30 basis points compared to December 31, 2018 and a decrease of 290 basis points compared to March 31, 2018.

•	The year-over-year decline in occupancy rates were impacted by 300 basis points due to bankruptcies related to Toys "R" Us, National Wholesale Liquidators and Fallas.

•
Executed 38 new leases, renewals and options totaling 456,000 square feet ("sf") during the quarter. Same-space leases totaled 446,000 sf and generated average rent spreads of 11.4% on a GAAP basis and 3.8% on a cash basis.

Development and Redevelopment
During the first quarter, the Company completed three redevelopment projects totaling $86.1 million at Bruckner Commons in the Bronx, NY, Yonkers Gateway Center in Yonkers, NY and Bergen Town Center in Paramus, NJ. New anchors Burlington and ShopRite have helped transform Bruckner Commons into a highly desired community shopping destination with new food and restaurant options expected to open later this year. Newly opened Ruth’s Chris at Bergen Town Center expands the selection of food options by providing a fine dining experience at the center and will be part of a larger collection of new restaurants including Cava, Chopt and Sticky's. During the quarter, Marshalls and Homesense opened at Yonkers Gateway Center.

The Company also commenced three new redevelopment projects with estimated gross costs of $13.9 million.

The Company has $121 million of active redevelopment projects under way, which are expected to generate a 7% unleveraged yield. Approximately $35 million of that amount remains to be funded.

Anchor Leasing
The Company started the year with 11 large anchor vacancies (>30,000 sf) accounting for approximately 600,000 sf of gross leasable area with a market rent of approximately $15 million a year. Ten of these vacancies occurred in the last year resulting from the Toys “R” Us, National Wholesale Liquidators and Fallas bankruptcies.

During the quarter, the Company executed two leases with Burlington comprising 100,000 sf. The Company is in active discussions to lease six spaces and is warehousing the three remaining spaces for redevelopment.

Disposition Activity
The Company sold one property in Chicopee, MA for $18.6 million. Eleven additional non-core properties are under contract or letter of intent to sell for approximately $200 million. The weighted average cap rate on properties sold and under contract for sale is approximately 7.5%. In total, these properties represent more than half of the value of the Company’s non-core assets. Proceeds are expected to be used for acquisitions, redevelopment and potentially a special dividend.

Balance Sheet Highlights at March 31, 2019(1)(3)(4)(5)

•	Total market capitalization of approximately $4.0 billion comprised of 127.2 million fully-diluted common shares valued at $2.4 billion and $1.6 billion of debt.

•	Net debt to total market capitalization of 28%.

•	Net debt to Adjusted Earnings before interest, tax, depreciation and amortization for real estate ("EBITDAre") of 5.1x.

•	$448.8 million of cash and cash equivalents, including restricted cash, and no amounts drawn on the $600 million revolving credit facility.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 5 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter ended March 31, 2019.
(3) Refer to page 7 for a reconciliation of net income to EBITDAre and annualized Adjusted EBITDAre for the quarter ended March 31, 2019.
(4) Net debt as of March 31, 2019 is calculated as total consolidated debt of $1.6 billion less total cash and cash equivalents, including restricted cash, of $448.8 million.
(5) Refer to page 16 for the calculation of market capitalization as of March 31, 2019.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:

•
FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminish predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.

•
FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

•
Cash NOI: The Company uses cash NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes cash NOI is useful to investors as a performance measure because, when compared across periods, cash NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates cash NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, and income or expenses that we do not believe are representative of ongoing operating results, if any.

•
Same-property Cash NOI: The Company provides disclosure of cash NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared totaling 83 properties for the three months ended March 31, 2019 and 2018. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired or sold during the periods being compared. As such, same-property cash NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of cash NOI on a same-property basis adjusted to include redevelopment properties. Same-property cash NOI may include other adjustments as detailed in the Reconciliation of Net Income to cash NOI and same-property cash NOI included in the tables accompanying this press release.

•	EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of March 31, 2019, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics

The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.

Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and includes leases signed, but for which rent has not yet commenced. Same-property portfolio occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared totaling 83 properties for the three months ended March 31, 2019 and 2018. Occupancy metrics presented for the Company's same-property portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold during the periods being compared.

Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the quarters ended March 31, 2019 and 2018, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of FFO and FFO as Adjusted.

	Quarter Ended March 31,
	2019	2018
Net income	$27,892	$23,039
Less net income attributable to noncontrolling interests in:
Operating partnership	(2,355)	(2,328)
Consolidated subsidiaries	—	(11)
Net income attributable to common shareholders	25,537	20,700
Adjustments:
Rental property depreciation and amortization	21,623	21,072
Gain on sale of real estate	(16,953)	—
Real estate impairment loss	3,958	—
Limited partnership interests in operating partnership	2,355	2,328
FFO Applicable to diluted common shareholders	36,520	44,100
FFO per diluted common share(1)	0.29	0.35
Adjustments to FFO:
Executive transition costs(2)	375	—
Transaction costs	248	—
Tenant bankruptcy settlement income	(27)	(164)
Casualty gain, net	—	(580)
Tax impact from Hurricane Maria	—	168
Environmental remediation costs	—	250
Gain on extinguishment of debt	—	(2,524)
FFO as Adjusted applicable to diluted common shareholders	$37,116	$41,250
FFO as Adjusted per diluted common share(1)	$0.29	$0.33

Weighted Average diluted common shares(1)	126,504	126,581
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the quarter ended March 31, 2018 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares. Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the quarter ended March 31, 2019 is consistent with the GAAP weighted average diluted shares.
(2) Amount reflects costs associated with the retirement of the Company's former Chief Operating Officer.

Reconciliation of Net Income to Cash NOI and Same-Property Cash NOI

The following table reflects the reconciliation of net income to cash NOI, same-property cash NOI and same-property cash NOI including properties in redevelopment for the quarters ended March 31, 2019 and 2018, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of cash NOI and same-property cash NOI.

	Quarter Ended March 31, 2019
(Amounts in thousands)	2019	2018
Net income	$27,892	$23,039
Management and development fee income from non-owned properties	(352)	(342)
Other expense (income)	230	(77)
Depreciation and amortization	21,830	21,270
General and administrative expense	10,580	7,641
Casualty and impairment loss (gain), net(1)	3,958	(1,341)
Gain on sale of real estate	(16,953)	—
Interest income	(2,506)	(1,524)
Interest and debt expense	16,536	15,644
Gain on extinguishment of debt	—	(2,524)
Income tax expense	202	434
Non-cash revenue and expenses	(2,074)	(2,289)
Cash NOI	59,343	59,931
Adjustments:
Non-same property cash NOI(2)	(6,109)	(5,938)
Tenant bankruptcy settlement income	(27)	(164)
Natural disaster related operating loss	—	306
Environmental remediation costs	—	250
Same-property cash NOI(3)	$53,207	$54,385
Cash NOI related to properties being redeveloped	5,857	4,891
Same-property cash NOI including properties in redevelopment(3)	$59,064	$59,276
(1) The three months ended March 31, 2019 reflect a real estate impairment charge recognized on our property in Westfield, NJ. The three months ended March 31, 2018 reflect hurricane-related insurance proceeds net of expenses.
(2) Non-same property cash NOI includes cash NOI related to properties being redeveloped and properties acquired or disposed.
(3) The results for the three months ended March 31, 2019 were negatively impacted by store closures from tenant bankruptcies. Excluding these amounts, same-property cash NOI would have increased by 1.8% and same-property cash NOI including properties in redevelopment would have increased by 3.7% for the quarter:

	Quarter Ended March 31,		Percent Change
	2019	2018
Same-property cash NOI	$53,207	$54,385	(2.2)%
Cash NOI lost due to tenant bankruptcies	2,805	644
Same-property cash NOI including item above	56,012	55,029	1.8%
Cash NOI related to properties being redeveloped	5,857	4,891
Cash NOI lost due to tenant bankruptcies at properties being redeveloped	308	39
Same-property cash NOI including properties in redevelopment and including item above	$62,177	$59,959	3.7%

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the quarters ended March 31, 2019 and 2018, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of EBITDAre and Adjusted EBITDAre.

	Quarter Ended March 31,
(Amounts in thousands)	2019	2018
Net income	$27,892	$23,039
Depreciation and amortization	21,830	21,270
Interest and debt expense	16,536	15,644
Income tax expense	202	434
Gain on sale of real estate	(16,953)	—
Real estate impairment loss	3,958	—
EBITDAre	53,465	60,387
Adjustments for Adjusted EBITDAre:
Executive transition costs(1)	375	—
Transaction costs	248	—
Tenant bankruptcy settlement income	(27)	(164)
Casualty gain, net	—	(580)
Environmental remediation costs	—	250
Gain on extinguishment of debt	—	(2,524)
Adjusted EBITDAre	$54,061	$57,369
(1) Refer to footnote 2 on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustment included in this line item.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge owns 87 properties totaling 16.1 million square feet of gross leasable area.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict; these factors include, among others, the Company's ability to complete its active development, redevelopment and anchor repositioning projects, the Company's ability to pursue, finance and complete acquisition opportunities, the Company's ability to engage in the projects in its planned expansion and redevelopment pipeline, the Company's ability to achieve the estimated unleveraged returns for such projects and acquisitions, the estimated remediation and repair costs related to natural disasters at the affected properties and the loss of or bankruptcy of a major tenant and the impact of any such event. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2018 and the other documents filed by the Company with the Securities and Exchange Commission.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
As of March 31, 2019

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited information. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 3 and 8 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the quarter ended March 31, 2019 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

	Quarter ended
Summary Financial Results	March 31, 2019
Total revenue	$97,732
General & administrative expenses (G&A)(10)	$10,580
Net income attributable to common shareholders	$25,537
Earnings per diluted share	$0.22
Adjusted EBITDAre(7)	$54,061
Funds from operations (FFO)	$36,520
FFO per diluted common share	$0.29
FFO as Adjusted	$37,116
FFO as Adjusted per diluted common share	$0.29
Total dividends paid per share	$0.22
Stock closing price low-high range (NYSE)	$16.59 to $20.73
Weighted average diluted shares used in EPS computations(1)	126,504
Weighted average diluted common shares used in FFO computations(1)	126,504

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	87 / 86
Gross leasable area (GLA) sf - retail portfolio(3)(5)	15,196,000
Weighted average annual rent psf - retail portfolio(3)(5)	$18.28
Consolidated occupancy at end of period	93.4%
Consolidated retail portfolio occupancy at end of period(5)	93.0%
Same-property portfolio occupancy at end of period(2)	94.0%
Same-property portfolio physical occupancy at end of period(4)(2)	93.2%
Same-property cash NOI growth(2)	(2.2)%
Same-property cash NOI growth, including redevelopment properties	(0.4)%
Cash NOI margin - total portfolio	62.5%
Expense recovery ratio - total portfolio	95.4%
New, renewal and option rent spread - cash basis(8)	3.8%
New, renewal and option rent spread - GAAP basis(9)	11.4%
Net debt to total market capitalization(6)	28.0%
Net debt to Adjusted EBITDAre(6)	5.1	x
Adjusted EBITDAre to interest expense(7)	3.4	x
Adjusted EBITDAre to fixed charges(7)	3.2	x

(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share is consistent with the GAAP weighted average diluted shares for the quarter ended March 31, 2019.
(2) The same-property pool for both cash NOI and occupancy includes properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development and redevelopment, acquired or sold during the periods being compared.
(3) GLA - retail portfolio excludes 942,000 square feet of warehouses. Weighted average annual rent per square foot for our retail portfolio and warehouses was $17.47.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls and excludes warehouses.
(6) See computation on page 16. Adjusted EBITDAre is annualized for purposes of calculating net debt to Adjusted EBITDAre.
(7) See computation on page 14.
(8) Rents have not been calculated on a straight-line basis. Previous/expiring rent is the rent at expiry and includes any percentage rent paid. New rent is the rent paid at commencement.
(9) Rents are calculated on a straight-line ("GAAP") basis. See computation on page 19.
(10) Amount includes approximately $0.4 million of executive transition costs related to our former COO who retired in January 2019 and $0.3 million of transaction expenses.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of March 31, 2019 (unaudited) and December 31, 2018
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2019	2018
ASSETS
Real estate, at cost:
Land	$525,027	$525,819
Buildings and improvements	2,174,923	2,156,113
Construction in progress	73,649	80,385
Furniture, fixtures and equipment	6,790	6,675
Total	2,780,389	2,768,992
Accumulated depreciation and amortization	(661,435)	(645,872)
Real estate, net	2,118,954	2,123,120
Right-of-use assets	96,466	—
Cash and cash equivalents	416,668	440,430
Restricted cash	32,120	17,092
Tenant and other receivables, net of allowance for doubtful accounts of $6,486 as of December 31, 2018	39,002	28,563
Receivable arising from the straight-lining of rents, net of $134 as of December 31, 2018	80,848	84,903
Identified intangible assets, net of accumulated amortization of $29,582 and $39,526, respectively	53,994	68,422
Deferred leasing costs, net of accumulated amortization of $17,236 and $16,826, respectively	21,558	21,277
Deferred financing costs, net of accumulated amortization of $3,020 and $2,764, respectively	1,963	2,219
Prepaid expenses and other assets	12,854	12,968
Total assets	$2,874,427	$2,798,994

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,549,479	$1,550,242
Lease liabilities	91,906	—
Accounts payable, accrued expenses and other liabilities	85,424	98,517
Identified intangible liabilities, net of accumulated amortization of $67,223 and $65,058, respectively	141,526	144,258
Total liabilities	1,868,335	1,793,017
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 120,099,294 and 114,345,565 shares issued and outstanding, respectively	1,201	1,143
Additional paid-in capital	1,005,129	956,420
Accumulated deficit	(56,663)	(52,857)
Noncontrolling interests:
Operating partnership	55,976	100,822
Consolidated subsidiaries	449	449
Total equity	1,006,092	1,005,977
Total liabilities and equity	$2,874,427	$2,798,994

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the quarter ended March 31, 2019 and 2018 (unaudited)
(in thousands, except share and per share amounts)

	Quarter Ended March 31,
	2019	2018
REVENUE
Rental revenue(1)	$97,308	$98,394
Management and development fees	352	342
Other income	72	317
Total revenue	97,732	99,053
EXPENSES
Depreciation and amortization	21,830	21,270
Real estate taxes(2)	15,477	15,775
Property operating(1)(2)	17,061	17,903
General and administrative	10,580	7,641
Casualty and impairment loss (gain), net	3,958	(1,341)
Lease expense(2)	3,655	2,736
Total expenses	72,561	63,984
Gain on sale of real estate	16,953	—
Interest income	2,506	1,524
Interest and debt expense	(16,536)	(15,644)
Gain on extinguishment of debt	—	2,524
Income before income taxes	28,094	23,473
Income tax expense	(202)	(434)
Net income	27,892	23,039
Less net income attributable to noncontrolling interests in:
Operating partnership	(2,355)	(2,328)
Consolidated subsidiaries	—	(11)
Net income attributable to common shareholders	$25,537	$20,700

Earnings per common share - Basic:	$0.22	$0.18
Earnings per common share - Diluted:	$0.22	$0.18
Weighted average shares outstanding - Basic	116,274	113,677
Weighted average shares outstanding - Diluted	126,504	113,864
(1) In adherence with ASC 842 Leases, effective January 1, 2019, the Company includes bad debt expense related to operating lease receivables in "Rental revenue" in the consolidated statements of income for the quarter ended March 31, 2019 and in "Property operating expenses" for the quarter ended March 31, 2018.
(2) In adherence with ASC 842, the Company recognized $0.2 million of common area maintenance and $0.5 million of real estate taxes associated with ground and building leases in "Lease expense" for the quarter ended March 31, 2019. The Company recognized $0.2 million and $0.5 million for these associated expenses in "Property operating expenses" and "Real estate taxes", respectively, for the quarter ended March 31, 2018.

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the quarter ended March 31, 2019 and 2018
(in thousands)

	Quarter Ended March 31,		Percent Change
	2019	2018
Total cash NOI(1)
Total revenue	$94,978	$96,049	(1.1)%
Total property operating expenses	(35,635)	(36,118)	(1.3)%
Cash NOI - total portfolio	$59,343	$59,931	(1.0)%

NOI margin (NOI / Total revenue)	62.5%	62.4%

Same-property cash NOI(1)
Property rentals	$60,701	$61,226
Tenant expense reimbursements	26,081	26,399
Bad debt expense(2)	(397)	—
Total revenue	86,385	87,625
Real estate taxes(3)	(14,347)	(14,633)
Property operating(2)(3)	(14,981)	(15,379)
Lease expense(3)	(3,850)	(3,228)
Total property operating expenses	(33,178)	(33,240)
Same-property cash NOI(1)	$53,207	$54,385	(2.2)%

Cash NOI related to properties being redeveloped	$5,857	$4,891
Same-property cash NOI including properties in redevelopment(1)	$59,064	$59,276	(0.4)%

Same-property physical occupancy	93.2%	96.1%
Same-property leased occupancy	94.0%	96.7%
Number of properties included in same-property analysis	83

(1) Refer to page 6 for a reconciliation of net income to cash NOI and same-property cash NOI.
(2) Bad debt expense of $1.0 million is included in "Property operating expenses" for the quarter ended March 31, 2018.
(3) In adherence with ASC 842, the Company recognized $0.2 million of common area maintenance and $0.5 million of real estate taxes associated with ground and building leases in "Lease expense" for the quarter ended March 31, 2019. The Company recognized $0.2 million and $0.5 million for these associated expenses in "Property operating expenses" and "Real estate taxes", respectively, for the quarter ended March 31, 2018.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the quarter ended March 31, 2019 and 2018
(in thousands)

	Quarter Ended March 31,
	2019		2018
Net income	$27,892		$23,039
Depreciation and amortization	21,830		21,270
Interest expense	15,816		14,922
Amortization of deferred financing costs	720		722
Income tax expense	202		434
Gain on sale of real estate	(16,953)		—
Real estate impairment loss	3,958		—
EBITDAre	53,465		60,387
Adjustments for Adjusted EBITDAre:
Executive transition costs(1)	375		—
Transaction costs	248		—
Tenant bankruptcy settlement income	(27)		(164)
Casualty gain, net	—		(580)
Environmental remediation costs	—		250
Gain on extinguishment of debt	—		(2,524)
Adjusted EBITDAre	$54,061		$57,369

Interest expense	$15,816		$14,922

Adjusted EBITDAre to interest expense	3.4	x	3.8	x

Fixed charges
Interest expense	$15,816		$14,922
Scheduled principal amortization	1,144		869
Total fixed charges	$16,960		$15,791

Adjusted EBITDAre to fixed charges	3.2	x	3.6	x

(1) Refer to footnote 2 on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustment included in this line item.

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the quarter ended March 31, 2019
(in thousands, except per share amounts)

	Quarter Ended March 31, 2019
	(in thousands)	(per share)
Net income	$27,892	$0.22
Less net income attributable to noncontrolling interests in:
Operating partnership	(2,355)	(0.02)
Consolidated subsidiaries	—	—
Net income attributable to common shareholders	25,537	0.20
Adjustments:
Rental property depreciation and amortization	21,623	0.17
Real estate impairment loss	3,958	0.03
Gain on sale of real estate	(16,953)	(0.13)
Limited partnership interests in operating partnership(1)	2,355	0.02
FFO applicable to diluted common shareholders	36,520	0.29

Executive transition costs(2)	375	—
Transaction costs	248	—
Tenant bankruptcy settlement income	(27)	—
FFO as Adjusted applicable to diluted common shareholders	$37,116	$0.29

Weighted average diluted shares used to calculate EPS	126,504
Assumed conversion of OP and LTIP Units to common shares	—
Weighted average diluted common shares - FFO	126,504
(1) Represents earnings allocated to LTIP and OP unitholders for unissued common shares, which have been excluded for purposes of calculating earnings per diluted share for the period presented.
(2) Refer to footnote 2 on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustment included in this line item.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of March 31, 2019
(in thousands, except share amounts)

	March 31, 2019
Closing market price of common shares	$19.00

Basic common shares	120,099,294
OP and LTIP units	7,109,786
Diluted common shares	127,209,080

Equity market capitalization	$2,416,973

Total consolidated debt(1)	$1,560,932
Cash and cash equivalents including restricted cash	(448,788)
Net debt	$1,112,144

Net Debt to annualized Adjusted EBITDAre	5.1	x

Total consolidated debt(1)	$1,560,932
Equity market capitalization	2,416,973
Total market capitalization	$3,977,905

Net debt to total market capitalization at applicable market price	28.0%

Cash and cash equivalents including restricted cash	$448,788
Available under unsecured credit facility	600,000
Total liquidity	$1,048,788

(1) Total consolidated debt excludes unamortized debt issuance costs of $11.5 million.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Quarter Ended March 31,
	2019	2018
Rental revenue:
Property rentals	$69,534	$69,722
Tenant expense reimbursements	28,259	28,672
Bad debt expense(7)	(485)	—
Total rental revenue	$97,308	$98,394

Certain non-cash items:
Straight-line rental income (expense)(1)	$330	$(48)
Amortization of below-market lease intangibles, net(1)	2,360	2,633
Lease expense GAAP adjustments(2)	(307)	(261)
Reserves on receivables from straight-line rents(5)	(308)	(34)
Amortization of deferred financing costs(4)	(720)	(722)
Capitalized interest(4)	565	1,154
Share-based compensation expense(3)	(3,664)	(2,020)

Capital expenditures: (6)
Development and redevelopment costs	$23,438	$26,579
Maintenance capital expenditures	767	643
Leasing commissions	591	530
Tenant improvements and allowances	2,413	894
Total capital expenditures	$27,209	$28,646

	March 31, 2019	December 31, 2018
Accounts payable, accrued expenses and other liabilities:
Deferred tenant revenue	$28,384	$28,697
Accrued capital expenditures and leasing costs	22,943	29,754
Accrued interest payable	9,292	8,950
Deferred tax liability, net	4,685	5,532
Security deposits	5,458	5,396
Accrued payroll expenses	2,453	5,747
Other liabilities and accrued expenses	12,209	7,371
Accrued rent(8)	—	7,070
Total accounts payable and accrued expenses	$85,424	$98,517

(1) Amounts included in the financial statement line item "Rental revenue" in the consolidated statements of income.
(2) GAAP adjustments consist of amortization of below-market ground lease intangibles and straight-line lease expense. Amounts are included in the financial statement line item "Lease expense" in the consolidated statements of income.
(3) Amounts included in the financial statement line item "General and administrative" in the consolidated statements of income.
(4) Amounts included in the financial statement line item "Interest and debt expense" in the consolidated statements of income.
(5) Amounts included in the financial statement line item "Rental revenue" for the quarter ended March 31, 2019 and "Property operating expenses" for the quarter ended March 31, 2018 in the consolidated statements of income.
(6) Amounts presented on a cash basis.
(7) In adherence with ASC 842 Leases, effective January 1, 2019, the Company includes bad debt expense related to operating lease receivables in "Rental revenue" in the consolidated statements of income for the quarter ended March 31, 2019 and in "Property operating expenses" for all prior periods.
(8) In connection with the adoption of ASC 842 on January 1, 2019, we reclassified $7.1 million of accrued rent and adjusted the carrying values of our ROU assets by the corresponding amount.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of March 31, 2019

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The Home Depot, Inc.	7	920,226	5.7%	$16,497,358	6.3%	$17.93	14.5
The TJX Companies, Inc.(2)	18	614,628	3.8%	11,120,664	4.2%	18.09	5.2
Best Buy Co., Inc.	10	442,118	2.7%	10,563,530	4.0%	23.89	5.8
Walmart Inc.	8	1,221,204	7.6%	9,599,762	3.6%	7.86	7.1
Lowe's Companies, Inc.	6	976,415	6.1%	8,575,004	3.3%	8.78	8.5
Ahold Delhaize(3)	8	589,907	3.7%	7,123,389	2.7%	12.08	7.9
Kohl's Corporation	8	716,345	4.4%	7,103,229	2.7%	9.92	4.2
PetSmart, Inc.	12	287,493	1.8%	6,785,494	2.6%	23.60	4.4
Sears Holdings Corporation(4)	4	547,443	3.4%	5,413,698	2.1%	9.89	26.4
BJ's Wholesale Club	4	454,297	2.8%	5,314,730	2.0%	11.70	9.1
Wakefern (ShopRite)	4	294,491	1.8%	5,241,942	2.0%	17.80	13.2
Staples, Inc.	9	186,030	1.2%	4,025,777	1.5%	21.64	1.9
Burlington Stores, Inc.	4	261,342	1.6%	3,917,188	1.5%	14.99	9.5
The Gap, Inc.(5)	8	123,784	0.8%	3,574,801	1.4%	28.88	2.7
Target Corporation	2	297,856	1.8%	3,548,666	1.3%	11.91	12.9
Century 21	1	156,649	1.0%	3,394,181	1.3%	21.67	7.8
Whole Foods Market, Inc.	2	100,682	0.6%	3,365,570	1.3%	33.43	11.5
LA Fitness International LLC	4	181,342	1.1%	3,165,032	1.2%	17.45	8.2
Bob's Discount Furniture	4	170,931	1.1%	3,008,485	1.1%	17.60	4.1
24 Hour Fitness	1	53,750	0.3%	2,564,520	1.0%	47.71	12.8
Dick's Sporting Goods, Inc.(6)	3	117,345	0.7%	2,291,322	0.9%	19.53	4.2
URBN (Anthropologie)	1	31,450	0.2%	2,201,500	0.8%	70.00	9.5
Bed Bath & Beyond Inc.(7)	5	149,879	0.9%	2,098,009	0.8%	14.00	4.2
Hudson's Bay Company (Saks)	2	59,143	0.4%	1,921,776	0.7%	32.49	4.5
Raymour & Flanigan	3	179,370	1.1%	1,867,412	0.7%	10.41	9.5

Total/Weighted Average	138	9,134,120	56.6%	$134,283,039	51%	$14.70	8.8

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (12), T.J. Maxx (3), HomeGoods (2) and Homesense (1).
(3) Includes Stop & Shop (6) and Giant Food (2).
(4) Includes Kmart (4). Sears Holdings Corporation ("Sears") declared bankruptcy on October 15, 2018. Kmart generates approximately $8.5 million in annual gross rents including tenant reimbursement income, for the Company. Kmart closed its stores at Las Catalinas in Puerto Rico and Huntington, NY during January 2019, however property rents have been paid on all four locations through April 2019. As of April 30, 2019, our Kmart lease at Las Catalinas was rejected.
(5) Includes Old Navy (5), Gap (2) and Banana Republic (1).
(6) Includes Dick's Sporting Goods (2) and Golf Galaxy (1).
(7) Includes Harmon Face Values (3) and Bed Bath & Beyond (2).

Note: Amounts shown in the table above include all retail properties including those in redevelopment on a cash basis other than tenants in free rent periods which are shown at their initial cash rent.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the quarter ended March 31, 2019

	Quarter Ended March 31, 2019
	GAAP(3)	Cash(2)
New leases
Number of new leases executed	11	11
Total square feet	114,810	114,810
Number of same space leases(1)	8	8
Same space square feet	104,492	104,492
Prior rent per square foot	$18.11	$19.52
New rent per square foot	$19.19	$18.19
Same space weighted average lease term (years)	9.9	9.9
Same space TIs per square foot	N/A	$15.28
Rent spread	6.0%	(6.8)%

Renewals & Options
Number of leases executed	27	27
Total square feet	341,422	341,422
Number of same space leases(1)	27	27
Same space square feet	341,422	341,422
Prior rent per square foot	$17.08	$17.48
New rent per square foot	$19.34	$18.78
Same space weighted average lease term (years)	7.6	7.6
Same space TIs per square foot	N/A	$0.06
Rent spread	13.2%	7.4%

Total New Leases and Renewals & Options
Number of leases executed	38	38
Total square feet	456,232	456,232
Number of same space leases(1)	35	35
Same space square feet	445,914	445,914
Prior rent per square foot	$17.32	$17.96
New rent per square foot	$19.30	$18.64
Same space weighted average lease term (years)	8.1	8.1
Same space TIs per square foot	N/A	$3.62
Rent spread	11.4%	3.8%
(1) Leases executed on a same space basis include leases with prior occupancy.
(2) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry and includes any percentage rent paid. New rent is the rent paid at commencement.
(3) Rents are calculated on a straight-line (GAAP) basis.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of March 31, 2019

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	—	—	—%	$—	17	36,000	1.5%	$34.05	17	36,000	0.2%	$34.05
2019	9	308,000	2.4%	11.62	63	178,000	7.6%	36.07	72	486,000	3.2%	20.57
2020	25	877,000	6.8%	15.80	91	278,000	11.9%	34.48	116	1,155,000	7.6%	20.29
2021	26	668,000	5.2%	21.15	70	225,000	9.6%	35.05	96	893,000	5.9%	24.65
2022	24	1,104,000	8.6%	11.96	68	192,000	8.2%	33.14	92	1,296,000	8.5%	15.10
2023	34	1,499,000	11.7%	15.44	48	156,000	6.6%	36.60	82	1,655,000	10.9%	17.43
2024	36	1,445,000	11.2%	15.85	54	206,000	8.8%	29.60	90	1,651,000	10.9%	17.56
2025	14	627,000	4.9%	13.35	34	112,000	4.8%	35.95	48	739,000	4.9%	16.77
2026	8	508,000	3.9%	8.92	56	177,000	7.5%	30.78	64	685,000	4.5%	14.57
2027	16	607,000	4.7%	16.00	38	175,000	7.5%	37.95	54	782,000	5.1%	20.91
2028	11	403,000	3.1%	21.84	33	121,000	5.2%	40.43	44	524,000	3.5%	26.13
2029	22	1,177,000	9.2%	18.02	28	101,000	4.3%	47.20	50	1,278,000	8.4%	20.32
Thereafter	34	2,848,000	22.2%	13.73	21	105,000	4.5%	36.54	55	2,953,000	19.4%	14.55
Subtotal/Average	259	12,071,000	93.9%	$15.20	621	2,062,000	88.0%	$35.92	880	14,133,000	93.0%	$18.23
Vacant	20	781,000	6.1%	N/A	114	282,000	12.0%	N/A	134	1,063,000	7.0%	N/A
Total/Average	279	12,852,000	100%	N/A	735	2,344,000	100%	N/A	1,014	15,196,000	100%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' in-place, contractual, cash-basis rent including ground rent and excludes tenant reimbursements, concessions and storage rent.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property (excluded from the table above) is $5.37 per square foot as of March 31, 2019.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL RENEWALS AND OPTIONS
As of March 31, 2019

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	—	—	—%	$—	17	36,000	1.5%	$34.12	17	36,000	0.2%	$34.12
2019	7	280,000	2.2%	10.23	49	133,000	5.7%	38.36	56	413,000	2.7%	19.29
2020	6	119,000	0.9%	17.38	76	211,000	9.0%	37.66	82	330,000	2.2%	30.34
2021	6	121,000	0.9%	18.25	49	137,000	5.8%	36.05	55	258,000	1.7%	27.70
2022	3	69,000	0.5%	9.70	42	116,000	4.9%	38.21	45	185,000	1.2%	27.57
2023	8	230,000	1.8%	21.66	29	76,000	3.2%	40.80	37	306,000	2.0%	26.42
2024	7	129,000	1.0%	14.30	42	121,000	5.2%	36.37	49	250,000	1.6%	24.98
2025	10	329,000	2.6%	19.78	27	90,000	3.9%	34.87	37	419,000	2.8%	23.02
2026	7	184,000	1.4%	14.52	47	130,000	5.5%	36.13	54	314,000	2.1%	23.47
2027	8	300,000	2.4%	17.32	30	81,000	3.5%	29.31	38	381,000	2.5%	19.87
2028	9	426,000	3.3%	14.60	27	88,000	3.8%	38.32	36	514,000	3.4%	18.66
2029	13	435,000	3.4%	21.00	21	77,000	3.3%	41.73	34	512,000	3.4%	24.12
Thereafter	175	9,449,000	73.5%	21.39	165	766,000	32.7%	44.18	340	10,215,000	67.2%	23.10
Subtotal/Average	259	12,071,000	93.9%	$20.42	621	2,062,000	88.0%	$39.67	880	14,133,000	93.0%	$23.22
Vacant	20	781,000	6.1%	N/A	114	282,000	12.0%	N/A	134	1,063,000	7.0%	N/A
Total/Average	279	12,852,000	100%	N/A	735	2,344,000	100%	N/A	1,014	15,196,000	100%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' in-place, contractual, cash-basis rent including ground rent and excludes tenant reimbursements, concessions and storage rent and is adjusted assuming all option rents specified in the underlying leases are exercised. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property (excluded from the table above) assuming exercise of all options at future tenant rent is $6.18 per square foot as of March 31, 2019.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2019
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants

SHOPPING CENTERS AND MALLS:
California:
Signal Hill	45,000	100.0%	$26.49	—	Best Buy
Vallejo (leased through 2043)(3)	45,000	100.0%	12.00	—	Best Buy
Walnut Creek (Olympic)	31,000	100.0%	70.00	—	Anthropologie
Walnut Creek (Mt. Diablo)(4)	7,000	100.0%	122.00	—	Z Gallerie
Connecticut:
Newington	189,000	100.0%	9.97	—	Walmart, Staples
Maryland:
Baltimore (Towson)(6)	155,000	100.0%	24.09	—	Staples, HomeGoods, Golf Galaxy, Tuesday Morning, Five Below, Ulta, Kirkland's, Sprouts
Glen Burnie	129,000	100.0%	10.21	—	Gavigan's Home Furnishings, Pep Boys
Rockville	94,000	98.0%	27.56	—	Regal Entertainment Group
Wheaton (leased through 2060)(3)	66,000	100.0%	16.70	—	Best Buy
Massachusetts:
Cambridge (leased through 2033)(3)	48,000	100.0%	24.57	—	PetSmart, A.C. Moore
Milford (leased through July 2019)(3)	83,000	100.0%	9.01	—	Kohl's
Springfield	182,000	100.0%	5.66	—	Walmart
Missouri:
Manchester	131,000	100.0%	11.17	$12,500	Academy Sports, Bob's Discount Furniture, Pan-Asia Market
New Hampshire:
Salem (leased through 2102)(3)	37,000	—%	—	—
New Jersey:
Bergen Town Center - East, Paramus	253,000	97.5%	21.78	—	Lowe's, REI, Kirkland's, Best Buy
Bergen Town Center - West, Paramus	966,000	97.8%	32.89	$300,000
Target, Century 21, Whole Foods Market, Burlington (under construction), Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Nieman Marcus Last Call Studio

Brick	278,000	100.0%	19.74	$50,000	Kohl's, ShopRite, Marshalls, Kirkland's
Carlstadt (leased through 2050)(3)	78,000	100.0%	23.69	—	Stop & Shop
Cherry Hill (Cherry Hill Commons)	263,000	70.8%	10.72	—	Walmart
Cherry Hill (Plaza at Cherry Hill)	420,000	73.3%	13.38	$28,930	LA Fitness, Aldi, Raymour & Flanigan, Restoration Hardware, Total Wine, Guitar Center, Sam Ash Music
East Brunswick	427,000	100.0%	14.37	$63,000	Lowe's, Kohl's, Dick's Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	98.2%	21.62	$63,000	The Home Depot, Dick's Sporting Goods, Saks Off Fifth, Marshalls, Forever21 Red, Paper Store
East Hanover (280 Route 10 West)	28,000	100.0%	34.71	—	REI
East Rutherford	197,000	98.3%	12.68	$23,000	Lowe's
Garfield	289,000	100.0%	15.22	$40,300	Walmart, Burlington, Marshalls, PetSmart, Ulta
Hackensack	275,000	99.4%	23.66	$66,400	The Home Depot, Staples, Petco, 99 Ranch
Hazlet	95,000	100.0%	3.70	—	Stop & Shop(5)
Jersey City (Hudson Mall)	382,000	81.7%	16.85	$24,149	Marshalls, Big Lots, Retro Fitness, Staples, Old Navy
Jersey City (Hudson Commons)	236,000	100.0%	12.37	$29,000	Lowe's, P.C. Richard & Son
Kearny	104,000	98.2%	19.53	—	LA Fitness, Marshalls

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2019
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Lawnside	151,000	100.0%	16.31	—	The Home Depot, PetSmart
Lodi (Route 17 North)	171,000	—%	—	—
Lodi (Washington Street)	85,000	87.6%	21.95	—	Blink Fitness, Aldi
Manalapan	208,000	90.3%	18.81	—	Best Buy, Bed Bath & Beyond, Raymour & Flanigan, PetSmart
Marlton	218,000	100.0%	15.75	$37,400	Kohl's, ShopRite, PetSmart
Middletown	231,000	98.3%	13.62	$31,400	Kohl's, Stop & Shop
Millburn	104,000	98.8%	25.25	$24,000	Trader Joe's, CVS, PetSmart
Montclair	21,000	100.0%	26.20	—	Whole Foods Market
Morris Plains(6)	182,000	66.1%	25.73	—	Kohl's
North Bergen (Kennedy Blvd)	62,000	100.0%	14.27	—	Food Bazaar
North Bergen (Tonnelle Ave)	410,000	100.0%	20.70	$100,000	Walmart, BJ's Wholesale Club, PetSmart, Staples
North Plainfield	241,000	100.0%	11.56	$25,100	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis (lease not commenced)
Paramus (leased through 2033)(3)	63,000	100.0%	47.18	—	24 Hour Fitness
Rockaway	189,000	97.8%	14.98	$27,800	ShopRite, T.J. Maxx
South Plainfield (leased through 2039)(3)	56,000	96.3%	20.58	—	Staples, Party City
Totowa	271,000	100.0%	17.45	$50,800	The Home Depot, Bed Bath & Beyond, buybuy Baby, Marshalls, Staples
Turnersville	98,000	100.0%	9.94	—	Haynes Furniture Outlet (DBA The Dump), Verizon Wireless
Union (2445 Springfield Ave)	232,000	100.0%	17.85	$45,600	The Home Depot
Union (Route 22 and Morris Ave)	278,000	100.0%	17.26	—	Lowe's, Burlington (lease not commenced), Office Depot
Watchung	170,000	98.3%	17.37	$27,000	BJ's Wholesale Club
Westfield (One Lincoln Plaza)	22,000	89.9%	35.18	$4,730	Five Guys, PNC Bank
Woodbridge (Woodbridge Commons)	226,000	96.5%	13.02	$22,100	Walmart, Family Discount Furniture
Woodbridge (Plaza at Woodbridge)	414,000	61.7%	18.29	$55,340	Best Buy, Raymour & Flanigan, Lincoln Tech, Harbor Freight, Retro Fitness
New York:
Bronx (1750-1780 Gun Hill Road)	77,000	100.0%	36.26	$24,500	Planet Fitness, Aldi
Bronx (Bruckner Boulevard)(6)	375,000	82.0%	26.91	—	Kmart, Marshalls, ShopRite, Burlington
Bronx (Shops at Bruckner)	114,000	72.1%	39.94	$11,432	Marshalls, Old Navy
Buffalo (Amherst)	311,000	100.0%	10.74	—	BJ's Wholesale Club, T.J. Maxx, Burlington (lease not commenced), HomeGoods, LA Fitness
Commack (leased through 2021)(3)	47,000	100.0%	20.69	—	PetSmart, Ace Hardware
Dewitt (leased through 2041)(3)	46,000	100.0%	22.51	—	Best Buy
Freeport (Meadowbrook Commons) (leased through 2040)(3)	44,000	100.0%	22.31	—	Bob's Discount Furniture
Freeport (Freeport Commons)	173,000	100.0%	21.95	$43,100	The Home Depot, Staples
Huntington	204,000	96.4%	15.71	—	Kmart, Marshalls, Old Navy, Petco
Inwood	100,000	100.0%	19.73	—	Stop & Shop
Mt. Kisco	189,000	96.4%	16.46	$13,865	Target, Stop & Shop
New Hyde Park (leased through 2029)(3)	101,000	100.0%	20.21	—	Stop & Shop
Oceanside	16,000	100.0%	28.00	—	Party City
Queens	46,000	76.9%	40.09	—
Rochester	205,000	100.0%	3.08	—	Walmart

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of March 31, 2019
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Rochester (Henrietta) (leased through 2056)(3)	165,000	100.0%	4.62	—	Kohl's
Staten Island	165,000	91.7%	24.80	—	Western Beef, Planet Fitness, Mavis Discount Tire
West Babylon	66,000	97.6%	17.83	—	Best Market, Rite Aid
Yonkers Gateway Center	437,000	98.2%	17.40	$31,310	Burlington, Marshalls, Homesense, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema
Pennsylvania:
Bensalem	185,000	100.0%	12.92	—	Kohl's, Ross Dress for Less, Staples, Petco
Bethlehem	153,000	94.5%	8.47	—	Giant Food, Petco
Broomall	169,000	100.0%	10.25	—	Giant Food, Planet Fitness, A.C. Moore, PetSmart
Glenolden	102,000	100.0%	12.77	—	Walmart
Lancaster	228,000	100.0%	5.07	—	Lowe's, Community Aid, Mattress Firm
Springfield (leased through 2025)(3)	41,000	100.0%	22.99	—	PetSmart
Wilkes-Barre (461 - 499 Mundy Street)	179,000	79.6%	12.56	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco, Tuesday Morning
Wyomissing (leased through 2065)(3)	76,000	100.0%	16.76	—	LA Fitness, PetSmart
York	111,000	100.0%	9.21	—	Ashley Furniture, Tractor Supply Company, Aldi, Crunch Fitness
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	15.10	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	7.08	—	BJ's Wholesale Club
Tyson’s Corner (leased through 2035)(3)	38,000	100.0%	43.04	—	Best Buy
Puerto Rico:
Las Catalinas	356,000	87.3%	30.96	$130,000	Kmart, Forever 21
Montehiedra(6)	539,000	93.3%	18.55	$114,476	Kmart, The Home Depot, Marshalls, Caribbean Cinemas, Tiendas Capri
Total Shopping Centers and Malls	15,196,000	93.0%	$18.28	$1,520,232
WAREHOUSES:
East Hanover Warehouses	942,000	100.0%	5.37	$40,700	J & J Tri-State Delivery, Foremost Groups, PCS Wireless, Fidelity Paper & Supply, Meyer Distributing, Consolidated Simon Distributors, Givaudan Flavors, Reliable Tire
Total Urban Edge Properties	16,138,000	93.4%	$17.47	$1,560,932
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease.
(2) Weighted average annual base rent per square foot is the current base rent on an annualized basis. It includes executed leases for which rent has not commenced and excludes tenant expense reimbursements, free rent periods, concessions and storage rent. Excluding ground leases where the Company is the lessor, the weighted average annual rent per square foot for our retail portfolio is $20.59 per square foot.
(3) The Company is a lessee under a ground or building lease. Ground and building lease terms include exercised options and options that may be exercised in future periods. For building leases, the total square feet disclosed for the building will revert to the lessor upon lease expiration. At Salem, the ground lease is for a portion of the parking area only.
(4) Our ownership of Walnut Creek (Mt. Diablo) is 95%. Z Gallerie declared bankruptcy on March 11, 2019 and rejected this lease as of April 30, 2019.
(5) The tenant never commenced operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property cash NOI.
(7) Mortgage debt balances exclude unamortized debt issuance costs.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the quarter ended March 31, 2019
(dollars in thousands)

2019 Property Acquisitions:

None.

2019 Property Dispositions:

Date Disposed	Property Name	City	State	GLA	Price
3/15/2019	Chicopee	Chicopee	MA	224,000	$18,600

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of March 31, 2019
(in thousands, except square footage data)

ACTIVE PROJECTS	Estimated Gross Cost(1)		Incurred as of 3/31/19	Target Stabilization(2)	Description and status
Bergen Town Center- Phase I(3)	$57,800		$55,200	3Q19
Adding Burlington to the main mall and 15,000± sf adjacent to REI (Kirkland’s open in 10,000 sf); expanding Kay (open): replacing bank with Cava Grill (open) and Sticky's Finger Joint; (under construction); replacing east deck and upgrading west desk (complete)

Bergen Town Center-Phase IIC(3)	1,600		900	3Q19	Lands' End (open) and Chopt (executed and under construction) replacing dressbarn
Tonnelle Commons(3)	10,800		9,700	4Q21	102,000± sf, adding CubeSmart self-storage facility on excess land (complete)
Kearny Commons(3)	9,900		5,300	2Q20	Expanding by 22,000 sf to accommodate a 10,000 sf Ulta and other tenants as well as adding a freestanding Starbucks (under construction)
Briarcliff Commons	7,900		4,300	4Q20	Renovating facade; tenant repositioning; adding Chick-fil-A
West Branch Commons(3)	6,200		200	4Q19	Retenanting former Toys "R" Us box with Burlington
Amherst Commons(3)	6,000		100	4Q19	Retenanting former Toys "R" Us box with Burlington
Garfield Commons - Phase II(3)	5,400		3,100	4Q19	18,000± sf of shops (Five Below open; balance of space under construction)
The Plaza at Woodbridge(3)	4,500		800	2Q22	Repurposing 82,000 sf of unused basement space into self-storage (under construction)
Huntington Commons(3)	4,500		3,100	4Q19	Converting 11,000± sf basement space into street-front retail
Mt. Kisco Commons(3)	2,700		1,400	2Q20	Converting former sit-down restaurant into a Chipotle and another quick service restaurant (under construction)
Gun Hill Commons(3)	1,700		400	4Q19	Expanding Aldi (executed)
Woodbridge Commons(3)	1,400		1,100	2Q19	Furniture store (open) replacing Syms
Rockaway River Commons - Phase III(3)	800		800	2Q19	Expanding ShopRite by 6,000± sf at its expense

Total	$121,200	(4)	$86,400

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected cash NOI from the project has commenced. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 27. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics for the quarter ended March 31, 2019.
(4) The estimated, unleveraged yield for total Active projects is 7% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Active projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total cash NOI directly attributable to the project and the estimated project costs.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of March 31, 2019
(in thousands, except square footage data)

COMPLETED PROJECTS	Estimated Gross Cost(1)		Incurred as of 3/31/19	Stabilization(2)	Description and status
Bruckner Commons	$74,600		$70,200	1Q19	Renovated 3 buildings; retenanting 134,000± sf; Urban Health; Burlington, ShopRite, Boston Market, KicksUSA and T-Mobile (open), and Smashburger (executed)
The Outlets at Montehiedra	18,100		18,100	3Q18	Redevelopment completed
Yonkers Gateway Center(3)	10,100		6,900	1Q19	Repositioned vacant grocer box with Marshalls & Homesense (both are completed and open)
Bergen Town Center-Phase IIA(3)	8,500		8,500	2Q18	Added Best Buy
Goucher Commons - Phase II	4,300		4,200	4Q18	Replaced hhgregg with Sprouts
Marlton Commons(3)	3,200		3,200	2Q18	Added Shake Shack and honeygrow on new pad
Bergen Town Center-Phase IIIA(3)	2,300		2,200	4Q18	Moved Children's Place to former Payless space; retenanted 8,500 sf of 10,000 sf with Express
Lawnside Commons(3)	2,100		2,100	3Q18	Added Mattress Firm and T-Mobile
Governors Commons(3)	1,800		1,800	4Q18	Added Bubba's 33 restaurant on new pad
Bergen Town Center-Phase IIB(3)	1,400		1,300	1Q19	Replaced Pot Belly & Pei Wei with Ruth’s Chris Steakhouse
Cherry Hill Commons(3)	500		400	4Q18	Added Panda Express restaurant on new pad
Total	$126,900	(4)	$118,900

FUTURE REDEVELOPMENT(5)	Location	Opportunity
Lodi	Lodi, NJ	Redevelop entire center; develop outparcel building, and add self-storage
Bergen Town Center	Paramus, NJ	Develop a mix of uses including residential, hotel, and/or office; common area improvements and enhancements to improve merchandising
The Plaza at Cherry Hill	Cherry Hill, NJ	Renovating center
The Outlets at Montehiedra	San Juan, PR	Developing 20,000± sf retail on excess land; marketing
Marlton Commons	Marlton, NJ	Develop new small shop space and renovate facade
Briarcliff Commons	Morris Plains, NJ	Retenant former ShopRite box, add pad site, common area improvements
The Shops at Bruckner	Bronx, NY	Retenant end-cap anchor space, facade renovations and common area improvements
The Plaza at Woodbridge	Woodbridge, NJ	Retenant former Toys "R" Us box with three junior anchors
Hudson Mall	Jersey City, NJ	Develop a mix of uses surrounding Hudson Mall as well as redeveloping parts of the mall to create a retail destination
(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected cash NOI from the project has commenced. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated unleveraged yield for Completed projects is 8% based on the total estimated project costs of and the incremental unleveraged NOI expected from the projects. The incremental unleveraged NOI for Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property.
(5) The Company has identified future redevelopment opportunities which are, or will soon be, in preliminary planning phases and as such, may not ultimately become active projects. Proceeding with these investments is subject to many factors outside of the Company's control, and it is possible that municipal or other approvals may delay or suspend our ability to proceed with such plans.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of March 31, 2019 and December 31, 2018
(in thousands)

	March 31, 2019	December 31, 2018
Fixed rate debt	$1,391,432	$1,392,659
Variable rate debt	169,500	169,500
Total debt	$1,560,932	$1,562,159

% Fixed rate debt	89.1%	89.1%
% Variable rate debt	10.9%	10.9%
Total	100%	100%

Secured mortgage debt	$1,560,932	$1,562,159
Unsecured debt	—	—
Total debt	$1,560,932	$1,562,159

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	N/A	N/A
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	6.4 years	6.7 years

Total market capitalization (see page 16)	$3,977,905

% Secured mortgage debt	39.2%
% Unsecured debt	—%
Total debt : Total market capitalization	39.2%

Weighted average interest rate on secured mortgage debt(1)	4.13%	4.12%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.
(1) Weighted average interest rate is calculated based on balances outstanding at the respective dates.

No amounts are currently outstanding on our unsecured $600 million line of credit. To the extent borrowing occurs, our borrowing rate is LIBOR plus 1.15% and our annual facility fee is 0.20%, based on our current leverage ratio as defined in the revolving credit agreement. The line of credit matures in March 2021 and has two six-month extension options.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of March 31, 2019 (unaudited) and December 31, 2018
(dollars in thousands)

Debt Instrument	Maturity Date	Rate	March 31, 2019	December 31, 2018	Percent of Debt at March 31, 2019
Montehiedra (senior loan)	7/6/21	5.33%	$84,476	$84,860	5.4%
Montehiedra (junior loan)	7/6/21	3.00%	30,000	30,000	1.9%
Cherry Hill (Plaza at Cherry Hill)(4)	5/24/22	4.09%	28,930	28,930	1.9%
Westfield (One Lincoln Plaza)(4)	5/24/22	4.09%	4,730	4,730	0.3%
Woodbridge (Plaza at Woodbridge)(4)	5/25/22	4.09%	55,340	55,340	3.5%
Bergen Town Center - West, Paramus	4/8/23	3.56%	300,000	300,000	19.2%
Bronx (Shops at Bruckner)	5/1/23	3.90%	11,432	11,582	0.7%
Jersey City (Hudson Mall)(3)	12/1/23	5.07%	24,149	24,326	1.6%
Yonkers Gateway Center(5)	4/6/24	4.16%	31,310	31,704	2.0%
Las Catalinas	8/6/24	4.43%	130,000	130,000	8.3%
Jersey City (Hudson Commons)(1)	11/15/24	4.39%	29,000	29,000	1.9%
Watchung(1)	11/15/24	4.39%	27,000	27,000	1.7%
Bronx (1750-1780 Gun Hill Road)(1)	12/1/24	4.39%	24,500	24,500	1.6%
Brick	12/10/24	3.87%	50,000	50,000	3.2%
North Plainfield	12/10/25	3.99%	25,100	25,100	1.6%
Middletown	12/1/26	3.78%	31,400	31,400	2.0%
Rockaway	12/1/26	3.78%	27,800	27,800	1.8%
East Hanover (200 - 240 Route 10 West)	12/10/26	4.03%	63,000	63,000	4.0%
North Bergen (Tonnelle Ave)	4/1/27	4.18%	100,000	100,000	6.4%
Manchester	6/1/27	4.32%	12,500	12,500	0.8%
Millburn	6/1/27	3.97%	24,000	24,000	1.5%
Totowa	12/1/27	4.33%	50,800	50,800	3.3%
Woodbridge (Woodbridge Commons)	12/1/27	4.36%	22,100	22,100	1.4%
East Brunswick	12/6/27	4.38%	63,000	63,000	4.0%
East Rutherford	1/6/28	4.49%	23,000	23,000	1.5%
Hackensack	3/1/28	4.36%	66,400	66,400	4.3%
Marlton	12/1/28	3.86%	37,400	37,400	2.4%
East Hanover Warehouses	12/1/28	4.09%	40,700	40,700	2.6%
Union (2445 Springfield Ave)	12/10/28	4.01%	45,600	45,600	2.9%
Freeport (Freeport Commons)	12/10/29	4.07%	43,100	43,100	2.8%
Garfield	12/1/30	4.14%	40,300	40,300	2.6%
Mt Kisco(2)	11/15/34	6.40%	13,865	13,987	0.9%
Total mortgage debt		4.13%	$1,560,932	$1,562,159	100%
Unamortized debt issuance costs			(11,453)	(11,917)
Total mortgage debt, net			$1,549,479	$1,550,242

(1)	Bears interest at one month LIBOR plus 190 bps.

(2)
The mortgage payable balance on the loan secured by Mt Kisco includes $1.0 million of unamortized debt discount as of both March 31, 2019 and December 31, 2018, respectively. The effective interest rate including amortization of the debt discount is 7.27% as of March 31, 2019.

(3)
The mortgage payable balance on the loan secured by Hudson Mall includes $1.2 million of unamortized debt premium as of both March 31, 2019 and December 31, 2018, respectively. The effective interest rate including amortization of the debt premium is 3.78% as of March 31, 2019.

(4)	Bears interest at one month LIBOR plus 160 bps.

(5)
The mortgage payable balance on the loan secured by Yonkers Gateway Center includes $0.7 million of unamortized debt premium as of both March 31, 2019 and December 31, 2018, respectively. The effective interest rate including amortization of the debt premium is 3.67% as of March 31, 2019.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of March 31, 2019 (unaudited) and December 31, 2018
(dollars in thousands)

Year	Amortization	Balloon Payments	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2019(1)	$3,148	$—	$248	$3,396	4.6%	0.2%
2020	7,236	—	331	7,567	4.5%	0.5%
2021	8,020	114,476	331	122,827	4.7%	7.9%
2022	11,565	89,000	331	100,896	4.1%	6.5%
2023	14,683	329,432	308	344,423	3.7%	22.1%
2024	13,036	261,360	(26)	274,370	4.3%	17.6%
2025	9,166	23,260	(61)	32,365	4.1%	2.1%
2026	8,949	115,104	(61)	123,992	3.9%	7.9%
2027	5,900	259,123	(61)	264,962	4.3%	17.0%
Thereafter	15,095	271,455	(416)	286,134	4.2%	18.2%
Total	$96,798	$1,463,210	$924	$1,560,932	4.1%	100%
	Unamortized debt issuance costs			(11,453)
	Mortgage debt, net			$1,549,479
(1) Remainder of 2019.